As filed with the Securities and Exchange Commission on May 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2932652
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

100 Overlook Center, Suite 102

Princeton, New Jersey 08540

Telephone: 609-375-2227

(Address of Principal Executive Offices) (Zip Code)

Sonnet BioTherapeutics Holdings, Inc. 2020 Omnibus Equity Incentive Plan

(Full title of the plan)

Pankaj Mohan, Ph.D.

CEO and Chairman

Sonnet BioTherapeutics Holdings, Inc.

100 Overlook Center, Suite 102

Princeton, New Jersey 08540

(Name and address of agent for service)

Tel: (609) 375-2227

(Telephone number, including area code, of agent for service)

Copies to:

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed by Sonnet BioTherapeutics Holdings, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) under the Company’s 2020 Omnibus Equity Incentive Plan (the “2020 Plan”). The number of shares of Common Stock available for issuance under the 2020 Plan is subject to an automatic annual increase on January 1 of each year beginning in 2021 and ending on (and including) January 1, 2030, equal to four percent (4%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or a lesser number of shares of Common Stock determined by the board of directors of the Company (the “Evergreen Provision”). This Registration Statement registers an aggregate of 2,410,025 additional shares of Common Stock available for issuance under the 2020 Plan as a result of the Evergreen Provision.

The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the 653,846 shares of Common Stock registered for issuance under the 2020 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-238542) filed on May 20, 2020 and the 687,029 shares of Common Stock registered for issuance under the 2020 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-256183) filed on May 17, 2021. The information contained in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-238542 and 333-256183) are hereby incorporated by reference pursuant to General Instruction E.

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Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Securities and Exchange Commission (the “SEC”), are hereby incorporated by reference in this Registration Statement:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the SEC on December 17, 2021;

●	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2021 and March 31, 2022, filed with the SEC on February 8, 2022 and May 10, 2022, respectively;

●	The Company’s Current Reports on Form 8-K filed with the SEC on October 7, 2021, March 16, 2022, April 8, 2022 and April 11, 2022 (other than any portions thereof deemed furnished and not filed); and

●	The description of our Common Stock contained in the prospectus, constituting part of our Registration Statement on Form S-1 (File No. 333-258092) filed with the SEC on July 22, 2021, and subsequently amended on August 3, 2021 and August 16, 2021.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement, and nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC.

Item 8. Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Princeton, State of New Jersey, on May 10, 2022.

Sonnet BioTherapeutics Holdings, Inc.

By:	/s/ Pankaj Mohan
Pankaj Mohan
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pankaj Mohan and Jay Cross, and each of them, his attorney-in-fact, with full power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Pankaj Mohan	Chief Executive Officer and Chairman
Pankaj Mohan	(Principal Executive Officer)	May 10, 2022

/s/ Jay Cross	Chief Financial Officer
Jay Cross	(Principal Financial and Accounting Officer)	May 10, 2022

/s/ Albert Dyrness
Albert Dyrness	Director	May 10, 2022

/s/ Nailesh Bhatt
Nailesh Bhatt	Director	May 10, 2022

/s/ Raghu Rao
Raghu Rao	Director	May 10, 2022

/s/ Donald Griffith
Donald Griffith	Director	May 10, 2022

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Certificate of Incorporation, as amended, of Sonnet BioTherapeutics Holdings, Inc. (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K, filed with the SEC on December 17, 2020).

4.2	Bylaws of Sonnet BioTherapeutics Holdings, Inc., as amended (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2022).

4.3	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1 (Registration No. 333-178307), filed with the SEC on December 2, 2011).

5.1	Opinion of Lowenstein Sandler LLP.*

23.1	Consent of KPMG, Independent Registered Public Accounting Firm.*

23.2	Consent of Lowenstein Sandler LLP (filed as part of Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page to this registration statement on Form S-8).*

99.1	Sonnet BioTherapeutics Holdings, Inc. 2020 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 filed with the SEC on May 20, 2020).

107	Filing Fee Table*

* Filed herewith.

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